Exhibit 99.1

Donald Allan, Jr. to Succeed James Loree as Chief Executive Officer of Stanley Black & Decker

Company Reaffirms Financial Outlook for Full Year 2022

New Britain, Connecticut, June 1, 2022 … Stanley Black & Decker (NYSE: SWK) today announced that its Board of Directors has named Donald Allan, Jr., currently President and Chief Financial Officer, the Company’s next Chief Executive Officer, effective July 1, 2022. Mr. Allan will succeed James M. Loree, who has served as CEO since 2016. Upon assuming his new role, Mr. Allan will join the Board of Directors and retain his title as President. Also, as part of today’s announcement, the Company has appointed Corbin Walburger to serve as Interim Chief Financial Officer, effective July 1, 2022.

Andrea J. Ayers, Chair of the Board of Directors, said, “Don Allan’s appointment reflects the Board’s succession planning, and in naming him as our next CEO, we have chosen a world-class executive with exceptional experience and leadership skills. Since arriving at the Company in 1999, Don has been instrumental in driving the Company’s growth and transformation strategy. He is well respected throughout the organization as well as among our valued customers and the investment community. He is ideally suited to lead Stanley Black & Decker through its next stage of growth, and we expect a very smooth transition of leadership.”

Ms. Ayers added, “The Board greatly appreciates Jim Loree’s leadership during his tenure at the Company. His contributions to the strategic repositioning of the business, and his strong dedication to the Company’s key stakeholders, will be hallmarks of his legacy. Notably, he led the Company through a period of significant growth, increasing annual revenues from continuing operations from $11 billion in 2016 to over $19 billion expected in 2022. We are grateful to Jim for building the foundation for the Company’s next period of growth and value creation.”

Mr. Allan is a seasoned leader and 23-year veteran of Stanley Black & Decker who has played a key role in the Company’s evolution to become the world’s leading tool company. During his time as President and CFO, he has focused on driving strategic, long-term profitable growth and has overseen the execution and advancement of the Company’s operating model. Mr. Allan has shared responsibility for Global Operations and Supply Chain, and has overseen the Stanley Security business, the Outdoor Products Group and Asia Tools & Storage. He has also led Finance, Information Technology, Margin Resiliency, Industry 4.0 and Advanced Analytics.

Mr. Walburger has been with Stanley Black & Decker for 14 years and currently serves as Vice President of Corporate Business Development with global leadership responsibility for mergers, acquisitions and divestitures, as well as the Company’s corporate venture initiative. He joined the Company in 2008 following ten years at Goldman, Sachs & Company.

The Company has engaged Heidrick & Struggles to assist with the search for a permanent CFO.

Mr. Loree said, “It has been an enormous privilege to serve as CEO of this iconic company. I am exceptionally proud of all we have been able to accomplish during my career at Stanley Black & Decker, particularly over the past six years as CEO, and I am confident that the Company has a bright future ahead. I’ve worked closely with Don Allan for the past 23 years, and I am pleased to pass the baton to a leader of his extraordinary caliber.”

Mr. Allan said, “I am honored to be named CEO and appreciate the Board’s trust and support. I look forward to working with our 60,000 outstanding employees, as we navigate through the challenges of the current market environment and execute on our strategy to deliver value to our customers and shareholders. I am very pleased that Corbin Walburger has agreed to serve as our Interim CFO. He brings impressive experience and expertise to his new role.

“Looking ahead, with our recent portfolio actions, Stanley Black & Decker is a more focused and streamlined company, with leading franchises that serve the construction, outdoor, and industrial markets. Our strong leadership team is committed to capitalizing on our organic growth catalysts, enhancing operational execution through price realization and cost prioritization, transforming the supply chain, and successfully completing our outdoor integrations and security divestitures.”

To further support Stanley Black & Decker’s organic growth imperatives, the Company plans to rebalance $200-$250 million of current annualized investments to fund incremental commercial, engineering, and supply chain resources to further accelerate supply chain productivity. It expects this plan to generate approximately $1 billion of value within the next five years in addition to supporting the organic growth imperatives in the Tools and Outdoor businesses over the next three years. These initiatives will help drive the Company’s near-term priorities and deliver significant free cash flow, which along with the completion of our previously announced $4 billion return of capital program in 2023, will support a multi-year period of organic growth, margin expansion and long-term shareholder value creation.

Company Reaffirms Financial Outlook for Full Year 2022

The Company is reaffirming its 2022 outlook, which it provided on April 28, 2022. Specifically, for the full year 2022, the Company anticipates diluted EPS of $7.20 to $8.30 on a GAAP basis and $9.50 to $10.50 on a non-GAAP adjusted basis. Free cash flow is expected to be approximately $1.0 billion to $1.5 billion.

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is the world’s largest tool company operating nearly 50 manufacturing facilities across America and more than 100 worldwide. Guided by its purpose – for those who make the world – the company’s more than 60,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world’s makers, creators, tradespeople and builders. The company’s iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER® and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

Investor Contacts:

Dennis Lange

Vice President, Investor Relations

dennis.lange@sbdinc.com

(860) 827-3833

Cort Kaufman

Senior Director, Investor Relations

cort.kaufman@sbdinc.com

(860) 515-2741

Media Contacts:

Shannon Lapierre

Chief Communications Officer

shannon.lapierre@sbdinc.com

(860) 259-7669

Debora Raymond

Vice President, Public Relations

debora.raymond@sbdinc.com

(203) 640-8054

Non-GAAP Financial Measures

Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods. The difference between 2022 GAAP and adjusted EPS guidance is $2.20 to $2.30, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring expenses, a voluntary retirement program, the Russia business closure, integration costs and non-cash inventory step-up charges.

CAUTIONARY STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended,

and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the Securities and Exchange Commission.

Important factors that could cause the Company’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company’s activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company’s ability to identify and effectively execute productivity and operational improvements, cost reductions and price realization; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company’s manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company’s markets; (xvii) the Company’s non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company’s ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing leadership succession, supervision of a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company’s ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not achieve the intended financial benefits from the acquisition of MTD and Excel; (xxix) the failure to consummate, or a delay in the consummation of, the Security or Access Technology sale transactions for various reasons (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions); (xxx) the failure to undertake or complete, or a delay in the timing of, the share repurchase program; (xxxi) failure to realize the expected benefits of the Company’s capital allocation strategy and share repurchase program; and (xxxii) successful and effective rebalancing of $200-$250 million of investments to: fund commercial, engineering and supply chain resources; support organic growth imperatives in the Tool and Outdoor businesses; and achieve the expected $1 billion in value creation, within the expected time frames.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes. Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.